UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2014

Maxwell Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-173972	33-1219696
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3131 McKinney Ave., Suite 600
Dallas, TX	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 643-6040

(Former name or former address, if changed since last report)

Copies to:

Marc J. Ross, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Asset Purchase Agreement

In November 2014, Maxwell Resources, Inc. (the “Company”) entered into a binding letter of intent pursuant to which the Company agreed to purchase from Mike Edwards and/or his assigns, oil and gas properties valued at a Proved PV(10) of a minimum of $1.4 million (the “Letter of Intent”). The Binding Letter of Intent was signed and effective prior to Mr. Edwards joining Maxwell. On July 10, 2015, the Company entered into an Asset Purchase Agreement with Colfax Exploration Partners I, LLC, a Texas limited liability company, (“Seller”), pursuant to the Letter of Intent.

Pursuant to the Asset Purchase Agreement, the Company agreed to purchase from Seller all of Seller’s rights, titles and interests in and to certain oil and gas properties and related assets including, but not limited to, (i) oil and gas leases (“Leases”), (ii) Hydrocarbon wells (“Wells”), (iii) certain agreements and contracts with respect to the Leases and Wells, (iv) equipment with respect to the exploration, development or maintenance of the Leases and Wells, (v) Hydrocarbons and proceeds from Hydrocarbons produced from or attributable to the Leases and Wells, (vi) non-exclusive license or sublicense of technical data with respect to the Leases and Wells and (vii) records of Seller related to the operation and ownership of the properties and related assets (collectively, the “Assets”). Omitted from the sale and retained by Seller are assets which are specifically excluded as set forth in the Asset Purchase Agreement.

Subject to certain exceptions set forth in the Asset Purchase Agreement, the Company did not assume the liabilities of Seller. In consideration for the Assets, the Company agreed to issue warrants to purchase 67,109,000 shares of common stock (the “Warrants”). The Warrants will be exercisable for a term of 7 years at a price of $0.015 per share of common stock, which represents the VWAP of the Company’s common stock for the 45 days prior to entry into the Letter of Intent. The Warrants provide for cashless exercise.

The Asset Purchase Agreement contains certain representations, warranties and indemnification obligations of the parties customary for transactions similar to those contemplated by the Asset Purchase Agreement.

The preceding summary of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference

Convertible Promissory Notes

During the period from June 2014 through June 2015, the Company entered into Note Purchase Agreements with certain accredited investors for the sale of convertible notes (the “Notes”) in the principal aggregate amount of $180,500 with varying maturity dates through December 2015. The Notes are convertible at a price which is equal to the lesser of (i) 50% of the average of the lowest three (3) closing bid prices of the Company’s common stock during the ten (10) trading days prior to the conversion date, or (ii) $.0075. In the case of Notes in the aggregate amount of $57,500, such conversion price may be adjusted to $0.004. Certain of the Notes in the aggregate principal amount of $30,000 provide for a conversion price which is equal to the lesser of (i) 50% of the average of the lowest three (3) closing bid prices of the Company’s common stock during the ten (10) trading days prior to the conversion date, or (ii) $.01. The Notes bear interest at a rate of 8% per annum.

In May and June 2015, the Company repaid the principal aggregate amount of $57,500 due under certain of the Notes. Also, In May 2015 and June 2015, the Company entered into an amendment to the Notes issued to investors in May and June 2014 pursuant to which the investors agreed to extend the maturity date on such notes from September, 2014 to September 15, 2015 and waived their right under the certain Note Purchase Agreements dated December 2014 to elect a majority of the directors to the Company’s board of directors. As consideration for such accommodation, the Company agreed to issue to each of the investors 1,000,000 shares of its common stock.

Item 2.02	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 with respect to the Asset Purchase Agreement is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 with respect to the Convertible Promissory Notes is incorporated by reference herein.

In December 2014, the Company issued a promissory note in the principal amount of $25,000. The Promissory Note bears interest at the rate of 8% and matures on December 20, 2015. The Promissory Note is not convertible into securities of the Company.

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Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference herein.

Also, in March 2015 the Company issued 4,000,000 shares of its common stock to its former Chief Executive Officer for services rendered to the Company.

In May 2015, the Company issued 1,000,000 shares of its Series C Preferred Stock to its Chief Executive Officer as compensation for services rendered to the Company.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2015, the Company filed a Certificate of Designation, which designated 1,000,000 shares of the Company’s Preferred Stock, par value $0.001 as Series C Preferred Stock (the “Series C Preferred Stock”). The Series C Preferred Stock have a stated value of $.01 per share and shall be automatically redeemed or converted, in each case into one share of common stock, upon the 18 months anniversary of the issuance of the Series C Preferred Stock. Holders of the Series C Preferred Stock shall have the right to vote on all matters submitted to the Company’s shareholders for a vote and shall vote as a single class with the common stock of the Company and shall entitle the holder to 77 votes for each share of Series C Preferred Stock.

On June 11, 2015, the Company filed an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada pursuant to which the Company increased the amount of authorized shares of common stock from 75,000,000 to 200,000,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Certificate of Designation of Series C Preferred Stock as filed with the Secretary of State of the State of Nevada on May 7, 2015.
	3.2	Amendment to the Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on June 11, 2015.
	10.1	Asset Purchase Agreement between Colfax Exploration Partners I, LLC and Maxwell Resources, Inc. dated as of July 27, 2015.
	10.2	Form of Promissory Note.
	10.3	Warrant issued pursuant to Asset Purchase Agreement between Colfax Exploration Partners I, LLC and Maxwell Resources, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL RESOURCES, INC.

Dated: August 3, 2015	By:	/s/ Mike Edwards
	Name:	Mike Edwards
	Title:	President and Chief Executive Officer

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